UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

Commission File Number: 333- 141327

CHINA DASHENG BIOTECHNOLOGY COMPANY

(Exact name of small business issuer as specified in its charter)

Nevada

26-0162321

(State or other jurisdiction of incorporation or organization)

(IRS Employer Identification No.)

China Dasheng Biotechnology Company

Building B 17th Floor

Century Plaza

Qingyang Road

Lanzhou, Gansu

People's Republic of China

Telephone number: (86)931 8441248

(Address of principal executive offices including Zip Code)

Gang Chen

China Dasheng Biotechnology Company

Building B 17th Floor

Century Plaza

Qingyang Road

Lanzhou, Gansu

People's Republic of China

Telephone number: (86)931 8441248

(Agent's office and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                  On September 28, 2009, the Board of Directors of China Dasheng Biotechnology (the “Company”) appointed Mr. Gang Chen as Chairman of the Board and Chief Executive Officer and the Company. On the same day Mr. Jinjun Qi resigned as Chairman of the Board and a director and Sidong Zhang resigned as Chief Executive Officer and as a director.  The resignations were not as a result of any disagreements with us.

                  Mr. Gang Chen, age 46, has been employed by the Company’s subsidiary Dasheng Biotechnology since June 1986 and prior thereto was president of Gangsu Ritong Electronic Company from 1999 to 2008.  Mr. Gang received a BA in economics and management in 1984 from Lanzhou University in 1991.

                  The Company has not entered into any employment agreements with Mr. Gang Chen.

Item 9.01 Financial Statements And Exhibits.

 (a)   Financial Statements of Business Acquired.   None

 (b)   Pro Forma Financial Information.     None

 (c)   Shell Company Transactions.   None

 (d)   Exhibits.  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2009

CHINA DASHENG BIOTECHNOLOGY COMPANY

By:  /s/ Gang Chen

Name: Gang Chen

Title:   CEO